Exhibit 99.4

LETTER TO CLIENTS OF BROKERS, DEALERS, COMMERCIAL BANKS, TRUST
COMPANIES AND OTHER NOMINEES

Offer To Exchange Warrants to Acquire Ordinary Shares
of
Otonomo Technologies Ltd.
for
Ordinary Shares
of
Otonomo Technologies Ltd.
and
Consent Solicitation

THE OFFER AND CONSENT SOLICITATION (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON AUGUST 21, 2023, OR SUCH LATER TIME AND DATE TO WHICH WE MAY EXTEND THE OFFER AND CONSENT SOLICITATION. PUBLIC WARRANTS (AS DEFINED BELOW) AND PRIVATE PLACEMENT WARRANTS (AS DEFINED BELOW) (COLLECTIVELY, THE “WARRANTS”) TENDERED PURSUANT TO THE OFFER AND CONSENT SOLICITATION MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE (AS DEFINED BELOW). CONSENTS MAY BE REVOKED ONLY BY WITHDRAWING THE TENDER OF THE RELATED WARRANTS AND THE WITHDRAWAL OF ANY WARRANTS WILL AUTOMATICALLY CONSTITUTE A REVOCATION OF THE RELATED CONSENTS.

July 24, 2023

To Our Clients:

Enclosed are the Prospectus/Offer to Exchange, dated July 24, 2023 (the “Prospectus/Offer to Exchange”), and the related Letter of Transmittal and Consent (the “Letter of Transmittal and Consent”), which together set forth the offer of Otonomo Technologies Ltd., a company incorporated under the laws of the State of Israel (the “Company”), to each holder of the Company’s outstanding warrants to purchase the Company’s ordinary shares, no par value per share (“Ordinary Shares”), to receive 0.25 Ordinary Shares in exchange for each warrant tendered by the holder and exchanged pursuant to the offer (the “Offer”). The Offer and Consent Solicitation is made solely upon the terms and conditions in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent. The Offer and Consent Solicitation will be open until 11:59 P.M., Eastern Time, on August 21, 2023, or such later time and date to which the Company may extend the Offer and Consent Solicitation. The period during which the Offer and Consent Solicitation is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period.” The date and time at which the Offer Period ends is referred to as the “Expiration Date.”

The Offer is being made to all holders of the Company’s outstanding warrants. The warrants (i) sold as part of the units as part of the units in the initial public offering of Software Acquisition Group Inc. II (“SWAG II”) on September 17, 2020 (the “IPO”) (whether they were purchased in the IPO or thereafter in the open market) or (ii) initially issued to certain parties in connection with the IPO that have been transferred to any person other than permitted transferees are referred to herein as the “public warrants.” The warrants issued to certain parties in a private placement in connection with the closing of the IPO that have not become public warrants under the Warrant Agreement (as defined below) as a result of being transferred to any person other than permitted transferees are referred to herein as the “private placement warrants.” The warrants are governed by the Amended & Restated Warrant Agreement, dated as of August 13, 2021 (the “Warrant Agreement”), by and among the Company, SWAG II, Continental Stock Transfer & Trust Company and American Stock Transfer & Trust Company, as warrant agent. Each warrant entitles the holder to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment. The public warrants are listed on the Nasdaq Stock Market LLC under the symbol “OTMOW.” As of July 18, 2023, a total of 13,824,976 warrants were outstanding, consisting of 8,624,976 public warrants and 5,200,000 private placement warrants. Pursuant to the Offer, the Company is offering up to an aggregate of 3,456,244 Ordinary Shares in exchange for the warrants.

Each holder whose warrants are exchanged pursuant to the Offer will receive 0.25 Ordinary Shares for each warrant tendered by such holder and exchanged. Any warrant holder that participates in the Offer may tender less than all of its warrants for exchange.

No fractional Ordinary Shares will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of warrants who would otherwise have been entitled to receive a fractional share pursuant to the Offer will, after aggregating all such fractional shares of such holder, receive one additional whole Ordinary Share in lieu of such fractional shares. The Company’s obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered warrants.

Concurrently with the Offer, the Company is also soliciting consents (the “Consent Solicitation”) from holders of the warrants to amend the Warrant Agreement to permit the Company to require that each warrant that is outstanding upon the closing of the Offer be converted into 0.225 Ordinary Shares, which is a ratio 10% less than the exchange ratio applicable to the Offer (the “Warrant Amendment”). Pursuant to the Warrant Agreement, the affirmative vote or written consent of the holders of a majority of the number of then outstanding public warrants is required to adopt the Warrant Amendment.

Holders of warrants may not consent to the Warrant Amendment without tendering their warrants in the Offer and holders may not tender such warrants without consenting to the Warrant Amendment. The consent to the Warrant Amendment is a part of the Letter of Transmittal and Consent, and therefore by tendering their warrants for exchange, holders will be delivering to the Company their consent. Holders of warrants may revoke their consent at any time prior to the Expiration Date by withdrawing the warrants such holders have tendered in the Offer.

If holders of at least a majority of the number of then outstanding public warrants do not provide consent to the Warrant Amendment, warrants not exchanged for Ordinary Shares pursuant to the Offer will remain outstanding subject to their current terms, including any such terms permitting the Company to redeem such warrants prior to their expiration. The Company reserves the right to redeem any of the warrants, as applicable, pursuant to their current terms at any time, including prior to the completion of the Offer.

THE OFFER AND CONSENT SOLICITATION IS NOT MADE TO THOSE HOLDERS WHO RESIDE IN STATES OR OTHER JURISDICTIONS WHERE AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL.

Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal and Consent, to cause your warrants to be tendered for exchange pursuant to the Offer and provide consent to the Warrant Amendment.

On the terms and subject to the conditions of the Offer, the Company will allow the exchange of all warrants properly tendered before the Expiration Date and not properly withdrawn, at an exchange rate of 0.25 Ordinary Shares for each warrant so tendered.

We are the owner of record of warrants held for your account. As such, only we can exchange and tender your warrants, and then only pursuant to your instructions. We are sending you the Letter of Transmittal and Consent for your information only; you cannot use it to exchange and tender warrants we hold for your account, nor to provide consent to the Warrant Amendment.

Please instruct us as to whether you wish us to tender for exchange any or all of the warrants we hold for your account, on the terms and subject to the conditions of the Offer.

Please note the following:

1.	Your warrants may be exchanged at the exchange rate of 0.25 Ordinary Shares for every one of your warrants properly tendered for exchange.
2.
The Offer is made solely upon the terms and conditions set forth in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent. In particular, please see “The Offer and Consent Solicitation — General Terms — Conditions to the Offer and Consent Solicitation” in the Prospectus/Offer to Exchange.

3.
By tendering your warrants for exchange, you are concurrently consenting to the Warrant Amendment. You may not consent to the Warrant Amendment without tendering your warrants in the Offer and you may not tender your warrants without consenting to the Warrant Amendment.

4.
The Offer and Consent Solicitation and withdrawal rights will expire at 11:59 P.M., Eastern Time, on August 21, 2023, or such later time and date to which the Company may extend the Offer and Consent Solicitation.

5.	Enclosed with this letter is an instruction letter on how you can register and gain access to the residency certification portal to complete the Declaration of Status for Israeli Income Tax Purposes.

If you wish to have us tender any or all of your warrants for exchange pursuant to the Offer and Consent Solicitation, please so instruct us by completing, executing, detaching and returning to us the attached Instructions Form. If you authorize us to tender your warrants, we will tender for exchange all of your warrants unless you specify otherwise on the attached Instruction Form. For the avoidance of doubt, holders of public warrants may not use the Letter of Transmittal and Consent to accept the Offer and Consent Solicitation; such public warrant holders should instead tender their warrants through the Depository Trust Company’s (“DTC”) Automated Tender Offer Program.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date. Please note that the Offer and withdrawal rights will expire at 11:59 P.M., Eastern Time, on August 21, 2023, or such later time and date to which the Company may extend the Offer and Consent Solicitation.

The board of directors of the Company has approved the Offer and Consent Solicitation. However, neither the Company nor any of its management, its board of directors, the dealer manager, the information agent, or the exchange agent for the Offer is making any recommendation as to whether holders of warrants should tender warrants for exchange in the Offer and Consent Solicitation. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent and should consult your own investment and tax advisors. You must decide whether to have your warrants exchanged and, if so, how many warrants to have exchanged. In doing so, you should read carefully the information in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent.

Instructions Form
Offer To Exchange Warrants to Acquire Ordinary Shares
of
Otonomo Technologies Ltd.
for
Ordinary Shares
of
Otonomo Technologies Ltd.
and
Consent Solicitation

The undersigned acknowledges receipt of your letter and the enclosed Prospectus/Offer to Exchange, dated July 24, 2023 (the “Prospectus/Offer to Exchange”), and the related Letter of Transmittal and Consent (the “Letter of Transmittal and Consent”), which together set forth the offer of Otonomo Technologies Ltd., a company incorporated under the laws of the State of Israel (the “Company”), to each holder of the Company’s outstanding warrants to purchase the Company’s ordinary shares, no par value per share (“Ordinary Shares”).

The undersigned hereby instructs you to tender for exchange the number of warrants indicated below or, if no number is indicated, all warrants you hold for the account of the undersigned, on the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent. For the avoidance of doubt, holders of public warrants should not use this form to accept the Offer and Consent Solicitation (as defined in the Prospectus/Offer to Exchange); such public warrant holders should instead tender their warrants through DTC’s Automated Tender Offer Program. This form only applies to holders of private placement warrants.

By participating in the Offer, the undersigned acknowledges that: (i) the Offer and Consent Solicitation are made solely only upon the terms and conditions in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent; (ii) upon and subject to the terms and conditions set forth in the Prospectus/Offer to Exchange and the Letter of Transmittal and Consent, warrants properly tendered and accepted and not validly withdrawn constitutes the undersigned’s validly delivered consent to the Warrant Amendment (as defined in the Prospectus/Offer to Exchange); (iii) the Offer will be open until 11:59 P.M., Eastern Time, on August 21, 2023, or such later time and date to which the Company may extend the Offer (the period during which the Offer is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period”); (iv) the Offer is established voluntarily by the Company, it is discretionary in nature, and it may be extended, modified, suspended or terminated by the Company as provided in the Prospectus/Offer to Exchange; (v) the undersigned is voluntarily participating in the Offer and is aware of the conditions of the Offer; (vi) the future value of the Ordinary Shares is unknown and cannot be predicted with certainty; (vii) the undersigned has received and read the Prospectus/Offer to Exchange and the Letter of Transmittal and Consent; and (viii) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of warrants, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains the responsibility solely of the undersigned. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

Number of warrants to be exchanged by you for the account of the undersigned:

*
No fractional Ordinary Shares will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of warrants who would otherwise have been entitled to receive a fractional share pursuant to the Offer will, after aggregating all such fractional shares of such holder, receive one additional whole Ordinary Share in lieu of such fractional shares. The Company’s obligation to complete the offer is not conditioned on the receipt of a minimum number of tendered warrants.

**	Unless otherwise indicated it will be assumed that all warrants held by us for your account are to be exchanged.

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